Exhibit 10.44

AMENDMENT NO. 2 TO

MARKETING AND DISTRIBUTION AGREEMENT

BETWEEN

VITAL IMAGES, INC.

AND

TOSHIBA MEDICAL SYSTEMS CORPORATION

THIS AMENDMENT NO. 2 TO MARKETING AND DISTRIBUTION AGREEMENT (the “Amendment”), is made and entered into this 12th day of December, 2003 by and between Vital Images, Inc., a Minnesota corporation having its principal place of business at 3300 Fernbrook Lane N., Suite 200, Plymouth, Minnesota 55447 USA (“Vital Images”) and Toshiba Medical Systems Corporation, having its place of business at 1385, Shimoishigami, Otawara-Shi, Tochigi 324-8550, Japan (“Toshiba”).

RECITALS:

WHEREAS, Vital Images and Toshiba Corporation, acting through its Medical Systems Company, previously executed that certain Marketing and Distribution Agreement (the “Agreement”) dated January 21, 2002, and effective October 1, 2001; and

WHEREAS, Vital Images and Toshiba Corporation previously executed that certain Amendment No. 1 to Marketing and Distribution Agreement (the “First Amendment”) dated January 9, 2003, and effective October 1, 2002; and

WHEREAS, Section 14 of the First Amendment provides that the term of the Agreement would expire on September 30, 2003; and

WHEREAS, as of October 1, 2003, Toshiba succeeded to all of the Toshiba Corporation’s medical equipment and system business including its rights and obligations relating thereto, and Vital Images confirms such succession through signing this Amendment; and

WHEREAS, Vital Images and Toshiba now desire to extend the term of the Agreement to December 31, 2004 and amend certain terms of the Agreement retroactively effective as of October 1, 2003 as set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Article 1 of the Agreement is hereby amended by adding new Section 1.10, such new sections to read as follows:

1.10                           Floating License.  “Floating License” shall mean one software license for a Product which instead of being restricted to one (1) access point (i.e., a computer workstation), can be used at more than one (1) access point, provided that such use shall be restricted to one access point at a time.

2.                                       Section 1.2 of the Agreement is hereby restored to the original wording of Section 1.2 in the Agreement, and the amended Section 1.2 as presented in Paragraph 2 of the First Amendment is hereby rescinded.

3.                                       Section 2.2 of the Agreement is hereby amended by deleting the last sentence of said Section 2.2.

4.                                       Section 3.1(c) of the Agreement is hereby restored to the original wording of Section 3.1(c) in the Agreement, and the amended Section 3.1(c) as presented in Paragraph 4 of the First Amendment is hereby rescinded.

5.                                       Section 3.1(f) of the Agreement is hereby amended by deleting said Section 3.1(f) and replacing it with the following:

(f)                                    To maintain an adequately trained and staffed sales and technical support group for the marketing and distribution of the Products in the Territory, for the First Level Installation in the United States, and for the First Level Installation  and First Level Maintenance outside the United States.

6.                                       Section 3.3 of the Agreement is hereby amended by adding the following new paragraph at the end of said Section 3.3:

In addition, upon written request of Toshiba and/or its Dealer Associates, Vital Images agrees to grant to Toshiba and/or its Dealer Associates up to four (4) royalty free software licenses, in total at any time, for the latest version of the Products solely for use at four (4) mutually agreed-upon customer sites (“National Show Sites”) in the Territory for purposes of referrals and business development, provided that such customers do not already have software licenses for the Products, and subject to the Terms and Conditions for the Demonstration License attached hereto as Exhibit D.  Vital Images also agrees to provide Toshiba and/or its Dealer Associates with such update or upgrade releases of the Products as would be provided to their customers pursuant to Vital Images’ standard software maintenance program, free of charge, during the term of these National Show Site licenses.  It is understood and agreed that the National Show Sites are expected by Vital Images to become “clinical collaborators” pursuant to Vital Images’ standard collaboration agreement.

7.                                       Section 3.6 of the Agreement is hereby amended by deleting its first sentence and replacing it with the following:

Toshiba and its Dealer Associates assume full responsibility for all its own costs and expenses incurred in carrying out its obligations under this Agreement, including but not limited to all rents, salaries, commissions, advertising, demonstrations, travel and accommodations; provided, however, Vital Images will provide to Toshiba and its Dealer Associates at no charge training for (a) one hundred (100) of Toshiba’s and the Dealer Associates’ sales and technical support staff, and (b) two (2) of Toshiba America Medical Systems, Inc.’s (“TAMS”) clinical managers, at Vital Images’ facilities or at any other mutually-agreeable location, in the function, application, installation and the First Level Maintenance of the Products and in the provision of assistance to Vital Images in the Second Level Maintenance, provided, however, Toshiba or the Dealer Associates shall pay the salaries and all transportation and living expenses for its staff.

8.                                       Article 3 of the Agreement is hereby amended by adding new Section 3.7, such new section to read as follows:

3.7                                 Clinical Support License. Upon written request of Toshiba, Vital Images agrees to grant to Toshiba and/or its Dealer Associates up to five (5) royalty free software licenses, in total at any time, for the latest version of the Products solely for their own clinical support uses, subject to the Terms and Conditions for the Demonstration License attached hereto as Exhibit D.  Three (3) of the clinical support licenses shall be available for use in the U.S., and two (2) of the clinical support licenses shall be available for use outside the United States.  Vital Images also agrees to provide Toshiba and/or its Dealer Associates with such update or upgrade releases of the Products as would be provided to their customers pursuant to Vital Images’ standard software maintenance program, free of charge, during the term of these clinical support licenses.  Toshiba hereby acknowledges and agrees that these licenses will be solely for the internal use of Toshiba and/or its Dealer Associates and shall not be used at any time by or for their customers.

9.                                       Section 4.5 of the Agreement is hereby amended by deleting the words “(excluding TMSJ)” in the second and third sentences of the second paragraph.

10.                                 Section 5.2 of the Agreement is hereby amended by deleting said Section 5.2 and replacing it with the following:

5.2                                 First Level Maintenance Service.  In accordance with their technical ability, and based upon their prior experience and training by Vital Images, Toshiba and/or the Dealer Associates shall use their reasonable best efforts to provide the First Level Maintenance to customers outside the United States.  Vital Images shall provide First Level Maintenance to customers within the United States.  If Vital Images requests on-site assistance from Toshiba or TAMS in the United States, such assistance will be provided at a *% discount off of Toshiba’s or TAMS’ prevailing labor rates.

*                 The material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Office of the Secretary of the Securities and Exchange Commission.

11.                                 Section 6.1 of the Agreement is hereby amended by adding the following new paragraph at the end of said Section 6.1:

In recognition of the purchase commitments made by Toshiba and its Dealer Associates pursuant to Section 4.5 of this Agreement, Vital Images hereby covenants and agrees that the transfer price charged to Toshiba and its Dealer Associates for the Products shall at all times be lowest transfer price charged by Vital Images to its vendors, unless a vendor makes purchase commitments in excess of those made by Toshiba and its Dealer Associates.

12.                                 Section 8.1(c) of the Agreement is hereby amended by deleting said Section 8.1(c) and replacing it with the following:

8.1(c)  Warranty Extension.  Replacement or correction of all or any part of the Products does not extend the Warranty Period, which shall begin on the delivery date.  Notwithstanding the foregoing, and notwithstanding Section 8.1(a) above, in the event that the Products have been installed on a hardware platform which has been recommended by Vital Images, and do not perform as a result of problems with such hardware, the Warranty Period shall not commence until the date on which all issues defined in the customer’s warranty claim have been resolved.  Vital Images and its third party licensors expressly disclaim any commitment to provide maintenance or support of the Products beyond the Warranty Period, in the absence of entering into a separate software maintenance arrangement with Vital Images and except to the extent stated in Section 5.1 for the 6-month post warranty grace period. Furthermore, the Products are derived from and include software from third party licensors, who make no warranty, express or implied, regarding the Products, who disclaim any and all liability for the Products and who will not undertake to provide any information or support regarding the Products.

13.                                 Exhibit A to the Agreement, setting forth the Products, is hereby amended and restated as set forth on attached Exhibit A to this Amendment.

14.                                 Exhibit C to the Agreement, setting forth the List of Dealer Associates, is hereby amended and restated as set forth on attached Exhibit C to this Amendment.

15.                                 Exhibit E to the Agreement, setting forth Product Prices, is hereby amended and restated as set forth on attached Exhibit E to this Amendment.

16.                                 Exhibit F to the Agreement, setting forth Product Commitments, is hereby amended and restated as set forth on attached Exhibit F to this Amendment.

17.                                 Notwithstanding Section 14.1 of the Agreement, setting forth the Term of the Agreement, this Amendment No. 2 shall extend the Term of the Agreement until December 31, 2004.

18.                                 This Amendment shall take effect retroactively as of October 1, 2003.

19.                                 Vital Images hereby confirms and agrees to Toshiba’s succession to all of Toshiba Corporation’s rights and obligations under the Agreement, as amended by the First Amendment and this Amendment No. 2.

20.                                 Except as amended hereby, the Agreement, as amended by the First Amendment, shall remain in full force and effect in accordance with its original terms.  The amended portions of the Agreement shall be read, wherever reasonable to do so, to be consistent with the portions not so amended; provided that the amended portions shall be deemed to control and any conflict shall be resolved in favor of such amended portions.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective the day and year first above written.

VITAL IMAGES, INC.		TOSHIBA MEDICAL SYSTEMS CORPORATION

By

/s/ Jay D. Miller

By

/s/ Kenichi Komatsu

Name	Jay D. Miller	Name	Kenichi Komatsu

Title	President & CEO	Title	Chief Technology Executive

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT A

PRODUCTS

Vitrea® 2

VScore™

VScore with EKG Gate™

VScore with AutoGate™

3D Angiography Option

CT Colonography Option

Automated Vessel Measurements Option

CT Perfusion Option

CT Cardiac Option with CFA

CT Cardiac Option with CFA and Peripheral Vessel Probe Option

Peripheral Vessel Probe Option

Fusion 7D Option™

ImageChecker LN 500 Option™

ImageChecker LN 1000 Option™

Upgrade from ImageChecker LN 500™  to ImageChecker LN 1000™

Bone Mineral Analysis Option

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT C

LIST OF DEALER ASSOCIATES

Company Name	MAIN COUNTRY	Address
*	*	*

*                 The material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Office of the Secretary of the Securities and Exchange Commission.

VITAL IMAGES, INC. AND TOSHIBA MEDICAL SYSTEMS CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT E

PRODUCT PRICE LIST (EFFECTIVE FROM OCTOBER 1, 2003)

	Platform Configuration Required	Pricing		Annual Software Maintenance Pricing
License		U.S.(1)	Non-U.S.(2)	U.S.	Non-U.S.
Vitrea ® 2	Windows Platform	*	*	*	*
VScore™ option	Windows Platform	*	*	*	*
VScore with EKG Gate™ option	Windows Platform	*	*	*	*
VScore with AutoGate™ option	Windows Platform	*	*	*	*
3D Angiography Option	Windows Platform	*	*	*	*
CT Perfusion Option	Windows Platform	*	*	*	*
CT Colongraphy Option	Windows Platform	*	*	*	*
Automated Vessel Measurements Option	Windows Platform	*	*	*	*
CT Cardiac Option with CFA	Windows Platform	*	*	*	*
CT Cardiac Option with CFA and Peripheral Vessel Probe Option	Windows Platform	*	*	*	*
Peripheral Vessel Probe Option	Windows Platform	*	*	*	*
Fusion 7D Option™	Windows Platform	*	*	*	*
ImageChecker LN 500 Option™	Windows Platform	*	*	*	*
ImageChecker LN 1000 Option™	Windows Platform	*	*	*	*
Upgrade from ImageChecker LN 500™ to ImageChecker LN 1000™	Windows Platform	*	*	*	*
Bone Mineral Analysis Option	Windows Platform	*	*	*	*
Floating License		$*, plus $* for each additional access point (3)(4)	$*, plus $* for each additional access point (4)	*

(1)   Includes warranty pursuant to Section 8.1(a) of the Agreement, end user training, and, subject to Section 3.6 of the Agreement, the Second Level Installation.

(2)  Includes warranty pursuant to Section 8.1(a) of the Agreement, the CT Colonography Option, the Automated Vessel Measurements Option, and, subject to Section 3.6 of the Agreement, the Second Level Installation.

(3)  When TAMS is able to perform installation in the United States, the pricing for each additional access point will decrease to $* for each additional access point.

(4)   The charge for additional access points applies for each access point in excess of the one (1) access point covered by the base Vitrea® 2 Software License.

ADDITIONAL MAINTENANCE PRICING (EFFECTIVE FROM OCTOBER 1, 2003)

Pricing
Maintenance Package	U.S.	Non-U.S.
Premium Maintenance Package Includes 24x7 support, 4 hour on-site response, proactive support and preventative maintenance	*	*
530 Memory Upgrade (530 Systems Only)	*	*
ATI Graphics Upgrade (530 and 650 Systems Only)	*	*
License Transfer Fee	*	*
Technology Refresh Toshiba provides new hardware within 18-24 months of initial sale; Vital Images provides configuration information and administration, and license transfer (U.S. only)	*	*

*                 The material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Office of the Secretary of the Securities and Exchange Commission.

VITAL IMAGES, INC. AND TOSHIBA CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT F

PRODUCT COMMITMENTS

Toshiba and/or its Dealer Associates shall purchase from Vital Images during the fifteen (15) month period ended December 31, 2004 the following Vitrea ® 2 Software License minimums:

YEAR 1

	Commitment		Cumulative Total
	U.S.	Non-U.S.	U.S.	Non-U.S.
QUARTER 4 Oct. 1, 2003 - Dec. 31, 2003	*	*	*	*

YEAR 2

	Commitment		Cumulative Total
	U.S.	Non-U.S.	U.S.	Non-U.S.
QUARTER 1 Jan. 1, 2004 - Mar. 31, 2004	*	*	*	*
QUARTER 2 April 1, 2004 - June 30, 2004	*	*	*	*
QUARTER 3 July 1, 2004 - Sept. 30, 2004	*	*	*	*
QUARTER 4 Oct. 1, 2004 - Dec. 31, 2004	*	*	*	*

Any purchases made by Toshiba and/or its Dealer Associates pursuant to Sections 3.2 and 3.3 of this Agreement shall not be credited against the Commitment.

*                 The material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Office of the Secretary of the Securities and Exchange Commission.